Exhibit 99.1

NEWS RELEASE

McDermott Appoints Samik Mukherjee as Chief Operating Officer

HOUSTON – July 3, 2018 – McDermott International, Inc. (NYSE: MDR) announced today that Samik Mukherjee has been appointed to serve as the company’s new Executive Vice President and Chief Operating Officer (COO), effective July 3, 2018.

“Samik possesses tremendous experience and knowledge of our industry and has a strong track record of driving operational excellence on a global scale,” said David Dickson, President and Chief Executive Officer of McDermott. “I am confident that he will effectively leverage our integrated, end-to-end solutions to help McDermott grow and win new business, execute our projects on time and on budget, and develop strategic, long-term relationships with our customers.”

As the COO, Samik will be responsible for globally leading McDermott’s operations covering the four geographic areas. He will also oversee McDermott’s key product lines and services to ensure internal strategy and decisions are based on a strong understanding of customer needs. Samik has more than 25 years of experience in operations as well as commercial and strategy roles, having served in leadership roles for the upstream and downstream oil and gas industry around the world. He also has extensive experience in process technologies.

Prior to his appointment as McDermott’s COO, Samik was the Executive Vice President of Corporate Development, Strategy, Mergers and Acquisitions, Digital and IT for TechnipFMC. He joined Technip in 1998 in The Netherlands, and, during his career with the company, he led the business unit for Africa, served as managing director in India before moving to France to serve as the global head for subsea business and strategy, and later as the Senior Vice President of the Europe, Middle East, India and Africa region for onshore-offshore.

Samik holds a master’s degree in business administration from the Rotterdam School of Management at Erasmus University in The Netherlands, a bachelor’s degree in chemical engineering from the Indian Institute of Technology Kanpur and has completed the Harvard Business School Executive Program on Aligning and Executing Strategy.

About McDermott

McDermott is a premier, fully integrated provider of technology, engineering and construction solutions to the energy industry. For more than a century, customers have trusted McDermott to design and build end-to-end infrastructure and technology solutions – from the wellhead to the storage tank – to transport and transform oil and gas into the products the world needs today. Our proprietary technologies, integrated expertise and comprehensive solutions deliver certainty, innovation and added value to energy projects around the world. Customers rely on McDermott to deliver certainty to the most complex projects, from concept to commissioning. It is called the “One McDermott Way.” Operating in over 54 countries, McDermott’s locally focused and globally-integrated resources include approximately 40,000 employees and engineers, a diversified fleet of specialty marine construction vessels and fabrication facilities around the world. To learn more, visit www.mcdermott.com.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott cautions that statements in this press release which are forward-looking, and provide other than historical information, involve risks, contingencies and uncertainties that may impact McDermott’s actual results of operations. These forward-looking statements include, among other things, statements about Mr. Mukherjee’s qualifications to effectively leverage McDermott’s integrated, end-to-end solutions to help grow and win new business, execute projects on time and on budget, and develop strategic, long-term relationships with customers. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous risks, contingencies and uncertainties, including, among others: adverse changes in the markets in which we operate or credit markets, our inability to successfully execute on contracts in backlog, changes in project design or schedules, the availability of qualified personnel, changes in the terms, scope or timing of contracts, contract cancellations, change orders and other modifications and actions by our customers and other business counterparties, changes in industry norms and adverse outcomes in legal or other dispute resolution proceedings. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see McDermott’s annual and quarterly filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2017 and subsequent quarterly reports on Form 10-Q. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, McDermott undertakes no obligation to update or revise any forward-looking statement.

Contacts:

Investor Relations

Scott Lamb

Vice President, Investor Relations

+1 832 513 1068

Scott.Lamb@McDermott.com

Global Media Relations

Gentry Brann

Global Vice President, Communications

+1 281 870 5269

Gentry.Brann@McDermott.com